SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

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                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      February 18, 1998 (February 3, 1998)



                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


        0-27584                                        04-3107342
        -------                                        ----------
(Commission file number)                   (I.R.S. Employer Identification No.)



                      745 Atlantic Avenue, Boston, MA 02111
                      -------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 357-4455
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



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Item 2.  Acquisition or Disposition of Assets

On February 3, 1998, Iron Mountain Records Management, Inc. ("IMRM"), a wholly owned subsidiary of Iron Mountain Incorporated (the "Registrant"), purchased certain assets and assumed certain liabilities of Sloan Vaults, Incorporated ("Sloan") for $4.3 million in cash pursuant to an Asset Purchase and Sale Agreement dated December 3, 1997 among IMRM, Sloan, and all of the stockholders of Sloan.

The funds used for the consideration were comprised primarily of borrowings under the Registrant's $250 million revolving credit facility dated September 29, 1997, as amended, among the Registrant, various financial institutions and The Chase Manhattan Bank, as administrative agent for such lenders.

The assets acquired by the Registrant include primarily office equipment, furniture and fixtures, motor vehicles, racking and shelving and intangible personal property regularly used in Sloan's records management business. The Registrant intends to use the acquired assets in the operation of its records management business.

Item 7.  Financial Statements and Exhibits

(a) In accordance with Item 7(a)(4) of Form 8-K, the required financial statements will be filed, by amendment to this Form 8-K, on or before April 19, 1998.

(b)  See preceding response.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     IRON MOUNTAIN INCORPORATED
                                     --------------------------
                                     (Registrant)





February 18, 1998                    By: /s/ Jean A. Bua
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   (date)                                Jean A. Bua
                                         Vice President and Corporate Controller
                                         (Principal Accounting Officer)